United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 23, 2025

Date of Report (Date of earliest event reported)

DT Cloud Acquisition Corporation

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41967	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 Orange Street London, United Kingdom	WC2H 7HF
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: +44 7918725316

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units	DYCQU	The Nasdaq Stock Market LLC
Ordinary Shares	DYCQ	The Nasdaq Stock Market LLC
Rights	DYCQR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holdings.

On April 23, 2025, DT Cloud Acquisition Corporation (the “Company”) held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) for the purposes of considering and voting upon:

(i) Proposal 1, or the Extension Amendment Proposal: a proposal to amend, by special resolution, the Company’s amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) to extend the maximum period the Company may extend the period of time to consummate a Business Combination, on a month-to-month basis and subject to the sponsor depositing additional funds for each one-month extension into the trust account, from up to fifteen times (i.e., until May 23, 2026) to up to eighteen times (i.e., until August 23, 2026), by amending the Amended and Restated Memorandum and Articles of Association in the form set forth in Annex A of the proxy statement (the “Proposal 1” or “Extension Amendment Proposal”);

(ii) Proposal 2, or the Trust Amendment Proposal: a proposal to amend, by ordinary resolution, the Investment Management Trust Agreement, dated February 20, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as trustee, to reflect the Extension Amendment Proposal (“Proposal 2” or “Trust Amendment Proposal”); and

(ii) Proposal 3, or the Adjournment Proposal: to direct the chairman of the Extraordinary General Meeting to adjourn the Extraordinary General Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Extraordinary General Meeting, there are not sufficient votes to approve Proposal 1 and Proposal 2 (“Proposal 3” or “Adjournment Proposal”).

Holders of 5,808,453 ordinary shares of the Company held as of record as of March 31, 2025, the record date for the Extraordinary General Meeting, were present in person or by proxy, representing approximately 81.87% of the shares issued and outstanding and entitled to vote at the Extraordinary General Meeting, which presented a quorum.

The Extension Amendment Proposal was approved, the voting results of which are as follows:

For	Against	Abstain
4,141,143	1,667,310	0

The Trust Amendment Proposal was approved, the voting results of which are as follows:

For	Against	Abstain
4,141,143	1,667,310	0

As there were sufficient votes to approve the Extension Amendment Proposal and the Trust Amendment Proposal, the Adjournment Proposal was not presented to the shareholders at the Extraordinary General Meeting.

Item 8.01 Other Events.

In connection with the vote to approve the Extension Amendment Proposal and the Trust Amendment Proposal, holders of 326,904 ordinary shares of the Company properly exercised their right to redeem their shares for cash at a redemption price of approximately $10.68 per share, for an aggregate redemption amount of approximately $3,492,159.93.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 25, 2025

DT CLOUD ACQUISITION CORPORATION

By:	/s/ Shaoke Li
Name:	Shaoke Li
Title:	Chief Executive Officer